Table of Contents

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2004

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 775-8100

Table of Contents

Item 5: Other Events

     On August 11, 2004, we issued a press release announcing the refinancing of our term B bank loan under our senior credit facility. A copy of our press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

     In connection with the refinancing we entered into a Second Amendment to Credit Agreement dated as of August 5, 2004. The agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

10.1	Second Amendment to Credit Agreement, dated as of August 5, 2004, among Fairchild Semiconductor International, Inc., Fairchild Semiconductor Corporation, various lenders party to the agreement and Deutsche Bank Trust Company Americas.

99.1	Press Release dated August 11, 2004.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: August 12, 2004	/s/ Robin A. Sawyer

Robin A. Sawyer
Vice President, Corporate Controller
(Principal Accounting Officer and Duly Authorized Officer)